UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2010

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32033	36-4430020
(Commission File Number)	(IRS Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of Principal Executive Offices)	(Zip Code)

(703) 453-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the First Amendment to Credit Agreement that Transaction Network Services, Inc., a wholly-owned subsidiary of the Company, as borrower (the “Borrower”), the Company, as a credit party, the lenders which have delivered signature pages in accordance therewith and SunTrust Bank, as agent, entered into on October 1, 2010 (the “Amendment”).  The Company and its subsidiaries entered into the Amendment to incur a new term loan in an aggregate principal amount of $50 million and increase the existing revolving loan commitment by an aggregate principal amount of $25 million, to permit the acquisition by the Company of Cequint, Inc. (as described in Item 2.01 below) and to amend certain covenants, including restrictions on fundamental changes, incurrence of indebtedness, restricted payments and financial covenants (and related definitions).

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 8, 2010, the Company announced that it had entered into that certain Agreement and Plan of Merger, dated September 8, 2010 (the “Merger Agreement”), by and between the Company, its subsidiary Thunder Acquisition Corp. (“Merger Sub”) and Cequint, Inc. (the “Seller”) pursuant to which Company would acquire Seller through the Merger Sub merging with and into Seller (the “Acquisition”).  The terms of the Acquisition and the Merger Agreement were previously reported in, and a copy of the Merger Agreement was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 14, 2010.

On October 1, 2010, the Company completed the Acquisition in accordance with the terms and conditions of the Merger Agreement.  The purchase price included an initial payment of $49.3 million, consisting of $46.5 million in cash and $2.8 million in TNS stock issued to certain Cequint executives, and may be adjusted in the future for a potential additional $62.5 million in cash for the achievement of future performance-based targets tied to the achievement of four specified profit milestones not to extend past May 31, 2014, for a potential total of $111.8 million.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010, in connection with the closing of the Acquisition (as described in Item 2.01 above), the Company and the Borrower entered into the Amendment which provides for the incurrence of a new term loan in an aggregate principal amount of $50 million (the “Incremental Term Loan”) and increase to the existing revolving loan commitment by an aggregate principal amount of $25 million (the “Incremental Revolving Loan Commitment” and together with the Incremental Term Loan, the “Incremental Facilities”).  The Incremental Term Loan was incurred to finance the purchase price for the Acquisition, to pay fees, costs and expenses relating to the Acquisition and the incurrence of and the initial borrowing under the Incremental Facilities and for working capital purposes.

The Incremental Term Loan is treated in the same manner as the existing term loan and the Incremental Revolving Loan Commitment and the revolving loans made with respect thereto are treated in the same manner as the existing revolving loan commitment and the existing revolving loans made with respect thereto, in each case, including the interest rates and maturities and with respect to the Incremental Revolving Loan Commitment, including the unused line fee.  The outstanding principal amount of the Incremental Term Loan is subject to quarterly amortization of principal in equal installments for each fiscal year following the closing of the Amendment (the “Amendment Effective Date”) in an aggregate annual amount equal to 5% per annum commencing with the fiscal quarter ending December 31, 2010.

The capital expenditures covenant has been amended to increase the capital expenditures limit to $75 million per fiscal year with a step up to $80 million per fiscal year for 2013 and each fiscal year thereafter.  The maximum leverage ratio covenant has been amended to increase the maximum leverage ratio to 3.25 to 1.00 with step downs to 3.00 to 1.00 in the fourth fiscal quarter of 2011, 2.75 to 1.00 in the third fiscal quarter of 2012, 2.50 to 1.00 in the fourth fiscal quarter of 2012, 2.25 to 1.00 in the third fiscal quarter of 2013 and 2.00 to 1.00 in the first fiscal quarter of 2014 and each fiscal quarter thereafter.  In addition, the definition of EBITDA has been amended to permit an add-back for payments of bonuses, compensation and other payments of a similar nature paid to employees pursuant to the Merger Agreement in an aggregate amount of up to $10 million, and the definition of Funded Debt has been amended to exclude customary earn-out obligations and any obligation of the Company or any of its subsidiaries to make payments of bonuses, compensation and other payments of a similar nature to employees pursuant to the Merger Agreement.

The restrictions on fundamental changes covenant has been amended to allow for permitted acquisitions so that if either before or after giving effect to the proposed acquisition the Borrower has a pro forma maximum leverage ratio of greater than 2.50 to 1.00, the aggregate consideration for any single acquisition does not exceed $100 million and for all acquisitions made after the Amendment Effective Date does not exceed $200 million (excluding up to $150 million per acquisition of consideration paid in the form of the Company’s common stock) or if both before and after giving effect to the proposed acquisition the Borrower has a pro forma maximum leverage ratio of 2.50 to 1.00 or less, the aggregate consideration for any single acquisition does not exceed $200 million and for all acquisitions made after the Amendment Effective Date does not exceed $350 million (excluding up to $200 million per acquisition of consideration paid in the form of the Company’s common stock), minus in each case, certain permitted investments.  The consideration paid with respect to the Acquisition is not included for purposes of determining the aggregate amounts permitted in the immediately preceding sentence.

The incurrence of indebtedness covenant has been amended to permit the incurrence of unsecured indebtedness in conjunction with a permitted acquisition subject to certain conditions including pro forma compliance, indebtedness of the Company’s foreign subsidiaries in support of working capital needs in an aggregate amount not to exceed $75 million and other unsecured indebtedness not otherwise permitted under such covenant in an amount not to exceed $250 million.

The restricted payments covenant has been amended to permit stock repurchases of up to $50 million for the period commencing on the Amendment Effective Date until 18 months ending after the Amendment Effective Date, with such repurchases exempt from the minimum consolidated fixed charge coverage ratio covenant.  Thereafter, stock repurchases are subject to a minimum required availability of $40 million and if the Borrower has a pro forma maximum leverage ratio of greater than 2.50 to 1.00, the Company is permitted to purchase shares at an amount equal to 50% of cumulative reported excess cash flow, if the Borrower has a pro forma maximum leverage ratio of 2.50 to 1.00 or greater but less than 3.00 to 1.00, the Company is permitted to purchase shares at an amount equal to the lesser of $30 million and 50% of cumulative reported excess cash flow or if the Borrower has a pro forma maximum leverage ratio of 3.00 to 1.00 or greater, the Company is permitted to purchase shares at an amount equal to the lesser of $20 million and 50% of cumulative reported excess cash flow.  Such restricted payments as described in the two immediately preceding sentences are deducted from EBITDA in the calculation of excess cash flow.  The restricted payments covenant has also been amended to allow for payments of bonuses, compensation and other payments of a similar nature paid to employees pursuant to the Merger Agreement.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On October 4, 2010, the Company issued a press release announcing the closing of the Acquisition and its entry into the Amendment as described in Items 1.01, 2.01, and 2.03 above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to provide the financial statements for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filings by Item 9.01(b)(2) of this Current Report on Form 8-K.

(d) Exhibits.

10.1         First Amendment to Credit Agreement, dated October 1, 2010, by and among Transaction Network Services, Inc., as borrower, TNS, Inc., as a credit party, the lenders which have delivered signature pages in accordance therewith and SunTrust Bank, as agent.

99.1         Press Release of the Company dated October 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: October 4, 2010		/s/ Henry H. Graham, Jr.
	By:	Henry H. Graham, Jr.
	Its:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1

First Amendment to Credit Agreement, dated October 1, 2010, by and among Transaction Network Services, Inc., as borrower, TNS, Inc., as a credit party, the lenders which have delivered signature pages in accordance therewith and SunTrust Bank, as agent.

99.1	Press Release of the Company dated October 4, 2010.